Exhibit 99.1

LSI INDUSTRIES ACQUIRES CANADA’S BEST HOLDINGS,

EXPANDS TURNKEY STORE FIXTURES SOLUTIONS PORTFOLIO

LSI Acquires Canada’s Best Holdings for USD $31.0 million in Accretive, All-Cash Transaction

Transaction Expands Display Solutions Capabilities Across Core Vertical Markets

LSI to Host Conference Call at 9 a.m. ET on Wednesday, March 12, 2025

CINCINNATI, March 11, 2025 -- LSI Industries Inc. (Nasdaq: LYTS, “LSI” or the “Company”) a leading U.S. based manufacturer of commercial lighting and display solutions, today announced the acquisition of privately held Canada’s Best Holdings (“CBH”) for an all-cash purchase price of USD $24.0 million, with a $7.0 million performance-based earnout potential.

Ontario-based CBH, widely recognized as Canada’s Best Store Fixtures (CBSF), is a leading provider of retail fixtures and custom store design solutions for grocery, quick service restaurant, c-store, banking, and specialty retail environments. From design to fabrication and installation, CBH offers a vertically integrated, built-to-order solution that spans the full project lifecycle. CBH is an established partner of choice for customers ranging in size from small regional chains to national and international brands with thousands of sites. CBH operates from four strategically located marketing, production and distribution facilities in Ontario and Alberta, Canada.

“LSI continues to build a lighting and display solutions platform of scale across North America capable of delivering sustained value creation through a combination of high-value organic and inorganic growth,” stated James A. Clark, President and Chief Executive Officer. “Our acquisition of CBH represents another important strategic milestone that further expands our capabilities, geographic reach, and vertical market focus, consistent with the multi-year growth roadmap outlined within our Fast Forward plan.

“CBH is one of the largest custom display fixtures companies in Canada,” continued Clark. “CBH’s vertically integrated model, proven technical expertise, deep customer relationships, and longstanding cultural focus on performance excellence closely aligns with our team at LSI. CBH represents our third acquisition within the custom display solutions market in the last four years and is highly complementary to the EMI acquisition we completed in April 2024. The transaction is expected to be immediately accretive on a margin rate and earnings per share basis.

“At a strategic level, this transaction achieves several key objectives,” continued Clark. “CBH brings additional exposure to our grocery, QSR and c-store markets, while increasing our presence within newer verticals, such financial institutions, pharmacy, and specialty retail. CBH significantly increases our presence in the rapidly growing Canadian market, providing local project capabilities for large retailers with store locations throughout the United Sates and Canada, as well as customers with only Canadian based locations. Further, we share little overlap between our customer rosters. We see the potential for significant cross-selling synergies given our combined solution set, providing customers one-stop partner capabilities to meet their branding and consumer experience requirements.

LSI Industries Acquires Canada’s Best Holdings
March 11, 2025

“LSI is an industry leader with a proven record of growth and value creation. We are proud to become the newest part of the LSI team and look forward to unlocking the powerful potential of the combined businesses,” stated Bud Morris, CEO and Luisa Loffreda, COO and Co-founders of CBH.

“CBH represents an important bolt-on acquisition for LSI and we’re excited to welcome Bud, Luisa and their more than 120 employees to the LSI family of companies,” stated Clark.

“Looking ahead, LSI remains focused on profitable commercial growth, continued operational rigor, and disciplined, returns-driven capital allocation,” concluded Clark. “Our integrated portfolio of lighting and display solutions are unique to the markets we serve, creating a significant multi-year opportunity for our business and shareholders. We look forward to building further scale and capabilities as we capitalize on a growing, high-value addressable market in the years ahead.”

FINANCIAL AND TRANSACTION OVERVIEW

CBH has a proven track record of stable, profitable growth. During the last two fiscal years, CBH generated average annual sales of USD $24.0 million and average adjusted EBITDA of USD $4.0 million. The transaction is expected to be immediately accretive to LSI on both a margin rate and earnings per share basis.

LSI funded the acquisition of CBH utilizing cash and availability under its $100 million credit facility. At closing, LSI anticipates that its pro-forma ratio of net debt outstanding to trailing twelve month adjusted EBITDA will be approximately 1.1x. LSI intends to significantly reduce net leverage within the business during the next 24 months, supported by anticipated growth in pro-forma free cash flow from the combined entities.

As part of the transaction, the Company will welcome CBH’s 120 employees to LSI, while retaining CBH’s experienced leadership team, including President and CEO Bud Morris, together with each of its four facilities. CBH will remain an independent brand, given its established commercial presence in the market. CBH will become part of LSI’s display solutions segment on a reporting basis beginning in the fiscal third quarter of 2025.

COMPELLING TRANSACTION RATIONALE

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Acquisition of CBH further positions LSI as a market-leading business of scale within the retail display solutions market. CBH represents LSI’s third acquisition within the custom display solutions market in the last four years. In 2021, LSI acquired JSI Store Fixtures, designer of refrigerated and non-refrigerated display fixtures, followed by the acquisition of EMI Industries, a custom display fixtures company, in 2024. LSI believes the combination of JSI, EMI, and CBH creates a leading retail display solutions growth platform across North America, one capable of serving multi-national clientele with cross-border operations.

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CBH accelerates LSI’s strategic expansion within Canadian market. CBH will become LSI’s largest business by revenue in Canada, one whose well-established, long-term customer relationships are expected to provide significant revenue synergies in the market.

LSI Industries Acquires Canada’s Best Holdings
March 11, 2025

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Minimal overlap in combined LSI-CBH customer lists provides for significant commercial synergy potential.  While the two companies share certain customers, the majority of customers do not overlap, representing a significant cross-selling opportunity for LSI. The business combination also expands LSI’s capability to attract new customers in existing markets. In fiscal 2024, approximately 80% of CBH’s revenue was with customers not currently served by LSI.

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CBH further expands LSI’s vertical market presence within Grocery, C-Store, and QSR/Restaurant, while providing a compelling entry point into other diverse markets. In fiscal 2024, approximately 60% of CBH’s revenue was derived from vertical markets where LSI does not have a significant presence, including financial institutions/commercial banking and specialty retail.

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CBH provides local retail display fixtures manufacturing for Canadian customers.  The addition of CBH to the LSI portfolio provides for an additional 132,000 square feet of manufacturing, distribution and logistics operations in Ontario and Alberta. LSI believes the local fulfillment capabilities provided by the acquisition of CBH will support growing demand for its custom retail fixtures.

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LSI anticipates that CBH will be immediately accretive on both a margin rate and earnings per share basis.  CBH generated an average adjusted EBITDA margin over the last two fiscal years, above LSI’s trailing-twelve month Adjusted EBITDA margin.

LSI INDUSTRIES ACQUISITION OF CANADA’S BEST HOLDINGS CONFERENCE CALL

A conference call will be held tomorrow, March 12, 2025, at 9 a.m. ET to review LSI’s acquisition of Canada’s Best Holdings and conduct a question-and-answer session.

A webcast of the conference call and accompanying presentation materials will be available in the Investor Relations section of LSI Industries’ website at www.lsicorp.com. Individuals can also participate by teleconference dial-in. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time to register, download and install any necessary audio software.

Details of the conference call are as follows:

Live Call Dial-In:	877-407-4018

To listen to a replay of the teleconference, which subsequently will be available through March 24, 2025:

Call Replay:	844-512-2921
Replay ID:	13751917

ABOUT LSI INDUSTRIES

Headquartered in Cincinnati, LSI is a publicly held company traded over the NASDAQ Stock Exchange under the symbol LYTS. The company manufactures advanced lighting, graphics and display solutions across strategic vertical markets. The company’s American-made products, which include non-residential indoor and outdoor lighting, print graphics, digital graphics, refrigerated and custom displays, help create value for customer brands and enhance the consumer experience. LSI also provides comprehensive project management services in support of large-scale product rollouts. LSI employs approximately 1,900 people at 16 manufacturing plants in the U.S. and Canada.

LSI Industries Acquires Canada’s Best Holdings
March 11, 2025

FORWARD-LOOKING STATEMENTS

For details on the uncertainties that may cause our actual results to be materially different than those expressed in our forward-looking statements, visit https://investors.lsicorp.com as well as our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q which contain risk factors.

INVESTOR & MEDIA CONTACT

Noel Ryan, IRC

720.778.2415

LYTS@vallumadvisors.com